UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015 (May 13, 2015)

LATITUDE 360, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	000-55259	20-5587756
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6022 San Jose Blvd.	32217
Jacksonville, FL	(Zip Code)
(Address of Principal Executive Offices)

(972) 771-4205

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2015, Latitude 360, Inc. (the “Company”) entered into a territory agreement (the “Territory Agreement”) with J and J 360 LLC (the “Grantee”), pursuant to which the Grantee was granted the exclusive right to 10% venue ownership in any Latitude 360 venues opened in the states of Georgia and Alabama during the term of the Territory Agreement, and 20% venue ownership in a proposed venue to be located at the Mall of Georgia and any other venue funded by the Grantee on identical terms as the Mall of Georgia location, provided that the Grantee or an affiliate provides the building and acts as landlord for such location. The Grantee was also granted the exclusive right to 10% venue ownership in any Latitude 360 venue opened in a location funded by City Summit Company (“CSC”) in the United States during the term of the Territory Agreement, with such ownership increasing to 20% if the applicable location was also owned 25% or more by the Grantee and funded by CSC to a partnership between CSC and the Grantee. The term of the Territory Agreement is perpetual, unless terminated by either party upon the occurrence of certain events specified in the Territory Agreement.

Pursuant to the terms of the Territory Agreement, the Company is responsible for, among other things, operating the subject venues like other Company venues, making available certain sales, marketing and other data to the Grantee, siting and outfitting each venue in accordance with the Company’s guidelines, outfitting the subject venues with signage, making any required capital improvements with respect to the subject venues, and marketing and advertising each of the subject venues.

The Company’s obligations under the Territory Agreement are contingent upon the Company receiving a total of $1,000,000 in funding from the Grantee, which was provided in the form of loans from the members of the Grantee to the Company in the aggregate principal amount of $1,000,000.

The foregoing summary of the Territory Agreement is qualified in its entirety by reference to the Territory Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01 Other Events.

On May 21, 2015, the Company issued a press release regarding the Territory Agreement. A copy of that press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Territory Agreement between Latitude 360, Inc. and J and J 360 LLC, dated May 13, 2015.
99.1	Press release issued May 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LATITUDE 360, INC.

By	/s/ Brent Brown
Name:	Brent Brown
Title:	CEO

Date: May 29, 2015

Exhibit Index

Exhibit No.	Description
10.1	Territory Agreement between Latitude 360, Inc. and J and J 360 LLC, dated May 13, 2015.
99.1	Press release issued May 21, 2015.